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                                    Exhibit j

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "For More Information" in the Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports dated December 13, 2006 in the Registration Statement (Form N-1A) of The Hartford Mutual Funds, Inc. for the year ended October 31, 2006 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 59 under the Securities Act of 1933 (Registration No. 333-02381).


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 23, 2007